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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 1999


                           Synthetic Industries L.P.
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             (Exact name of registrant as specified in its charter)

       Delaware                        0-21548                 13-3397585
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   (State of or Other          (Commission File Number)        (IRS Employer
Jurisdiction Incorporation)                                Identification No.)

           309 LaFayette Road
           Chickamauga, Georgia                                  30707
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(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (706) 375-3121



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         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

     Synthetic Industries, L.P.'s Special Advisory Committee has recommended the execution by Synthetic Industries, Inc. (NASDAQ: SIND) (the "Company") of a definitive merger agreement with SIND Holdings, Inc., a company organized by Investcorp, S.A., a global investment group, under which a subsidiary of SIND Holdings will make an offer for all of the outstanding Synthetic shares for $33 per share in cash, followed by a merger in which all nontendering Synthetic stockholders will receive $33 per share. Synthetic Industries, L.P. owns approximately 65% of the outstanding shares of the Company and has executed a Stockholder Agreement under which it has agreed to tender its shares to a subsidiary of SIND Holdings. The proposed acquisition concludes a sale process commenced in May 1999 by a committee (the "Special Committee") of independent members of the Company's Board of Directors. The sale process was initiated in accordance with the terms of a settlement agreement (the "Settlement Agreement") relating to two civil suits involving the Company and the general partner of Synthetic Industries, L.P. The Special Advisory Committee, which is comprised of two representatives of plaintiffs' counsel, recommended the proposed acquisition by Investcorp to the Special Committee at a meeting held in New York on November 4, 1999. Thereafter, pursuant to the terms of the Settlement Agreement, after consultation with, and upon receiving the recommendation of, the Special Advisory Committee, the Special Committee recommended that the Board of Directors of the Company approve the transaction. The Board approved the transaction on November 4, 1999, and a merger agreement was executed by the Company and the Stockholder Agreement was executed by Synthetic Industries, L.P. on November 5, 1999.

     The Company manufactures and markets a wide range of polypropylene-based woven and non-woven materials designed for support, strength and stabilization applications. The Company operates in three primary markets: construction materials, carpet backing and technical textiles. The Company's products replace commonly used materials with efficient, high-performance products providing support, strength and stabilization in such applications as construction products, floor covering, erosion control and waste containment. The Company, which is based in Chickamauga, Georgia, operates from seven manufacturing facilities and employs over 2,700 people.

     Investcorp is a global investment group with offices in New York, London and Bahrain. It focuses on three lines of business: corporate investment, real estate investment and asset management. The firm has completed over 50 corporate acquisitions with an aggregate value of approximately $13 billion.

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                                   SIGNATURES

        Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  November 12, 1999                        SYNTHETIC INDUSTRIES L.P.

                                                By:  SI Management L.P.
                                                     General Partner

                                                By:  Synthetic Management G.P.
                                                     General Partner

                                                By:  Chill Investments, Inc.
                                                     Managing General Partner



                                                By:  /s/ Leonard Chill
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                                                         Leonard Chill
                                                           President






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